EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-11453, 333-65204, 333-67799, 333-74772, 333-91964) and on Form S-3 (File No. 333-71238) of Onyx Acceptance Corporation of our report dated February 13, 2003, except for the effects of the restatement described in Note 2 for which the date is March 30, 2004, relating to the financial statements as of and for each of the two years ended December 31, 2002, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Orange County, California
March 30, 2004